UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 11, 2012

Date of earliest event reported: September 5, 2012

Warner Chilcott Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Grand Canal Square Docklands Dublin 2, Ireland (Address of principal executive offices, including zip code)

+353-897-2000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On September 5, 2012, Warner Chilcott plc (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as underwriter, and the selling shareholders named therein, pursuant to which the selling shareholders agreed to sell to the underwriters 42,864,843 ordinary shares of the Company, par value $0.01 per share (the “Shares”) at a price of $13.10 per Share. The Shares are expected to be delivered against payment therefor on September 11, 2012.

The offering of the Shares was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-163079).

Citigroup Global Markets Inc. or its affiliates has provided, and may in the future provide, certain commercial banking, financial advisory and investment banking services in the ordinary course of business for the Company, its subsidiaries and its affiliates, for which it receives customary fees and commissions.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 1.1.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 5, 2012, among Warner Chilcott plc, Citigroup Global Markets Inc. and the selling shareholders named therein
5.1	Opinion of Arthur Cox, Solicitors, regarding the validity of the Shares
23.1	Consent of Arthur Cox, Solicitors (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warner Chilcott Public Limited Company

By:	/s/ Paul Herendeen
	Name:	Paul Herendeen
	Title:	Executive Vice President and Chief Financial Officer

Date: September 11, 2012

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 5, 2012, among Warner Chilcott plc, Citigroup Global Markets Inc. and the selling shareholders named therein
5.1	Opinion of Arthur Cox, Solicitors, regarding the validity of the Shares
23.1	Consent of Arthur Cox, Solicitors (included in Exhibit 5.1)